Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2014 and 2013, and the reference to us under the caption "Experts" in the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated April 30, 2015.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

Date: April 30, 2015